UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharmaxis Ltd
(Exact name of Registrant as Specified in Its Charter)

Australia		N/A
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
Pharmaxis Ltd
Unit 2, 10 Rodborough Road
Frenchs Forest
NSW 2086
Australia
Telephone: +61 2 9454 7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Elizabeth R. Hughes, Esq
Venable LLP
8010 Towers Crescent Drive
Suite 300
Vienna, VA 22182
(703) 760-1649

     Approximate date of commencement of proposed sale to the public: N/A
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Item 9. Exhibits
SIGNATURES

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
          On February 21, 2007, Pharmaxis Ltd (the “Company”) filed a registration statement on Form F-3 (File No. 333-140818) which was declared effective on March 8, 2007 (the “Registration Statement”). No securities were ever issued or sold in connection with the Registration Statement. The Company is filing this Post-Effective Amendment No. 1 to deregister all of the ordinary shares of the Company on the Registration Statement. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the ordinary shares registered on the Registration Statement.
Item 9. Exhibits
24	Powers of Attorney**

**	Previously included on signature page to the Registration Statement on Form F-3 of the Company filed on February 21, 2007 (File No. 333-140818).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Commonwealth of Australia, on August 3, 2009.

PHARMAXIS LTD

By: Name:	/s/ Alan D. Robertson Alan D. Robertson
Title:	Chief Executive Officer
(Principal Executive Officer) and
Director

By:	/s/ David M. McGarvey

Name:	David M. McGarvey
Title:	Chief Financial Officer (Principal Financial and
Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2009.

Signature	Title	Date

/s/ Alan D. Robertson	Chief Executive Officer	August 3, 2009.
Alan D. Robertson	(Principal
Executive Officer) and Director

/s/ David M. McGarvey	Chief Financial Officer	August 3, 2009.
David M. McGarvey	(Principal
Financial and Accounting Officer)

*	Director	August 3, 2009.
Denis M. Hanley

*	Director	August 3, 2009.

Peter C. Farrell

*	Director	August 3, 2009.

Malcolm J. McComas

*	Director	August 3, 2009.

John Villiger

* By:	/s/ David M. McGarvey David M. McGarvey
Attorney-in-Fact

Authorized Representative
     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of, has signed this Post-Effective Amendment No. 1 to the Registration Statement in the City of Newark, State of Delaware, on August 3, 2009.

PHARMAXIS INC.

By:	/s/ Stephen Beckman
Name:	Stephen Beckman, President
Authorized Representative in the United States